Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR AND MEDIA
CONTACT: Pamela Marsh
(626) 535-8465

INDYMAC BANK ANNOUNCES AGREEMENT TO ACQUIRE FINANCIAL FREEDOM HOLDINGS INC.
—The Recognized Industry Leader in the Reverse Mortgage Market —

PASADENA, Calif. – May 5, 2004 – IndyMac Bancorp, Inc. (NYSE: NDE) (“IndyMac” or the “Company”), the holding company for IndyMac Bank® FSB, today announced the signing of a definitive agreement by IndyMac Bank to acquire 93.75% of the outstanding shares of common stock of Financial Freedom Holdings Inc. (“Financial Freedom”), the leading provider of reverse mortgages in the U.S. and related assets from Lehman Brothers Bank, FSB and its affiliates. Financial Freedom will become a subsidiary of IndyMac Bank. The transaction is valued at approximately $80 million, assuming Financial Freedom performs as projected through the closing date.

The remaining shares of common stock of Financial Freedom are held by its Chief Executive Officer and are subject to a separate stock purchase agreement with IndyMac Bank. The Chief Executive Officer of Financial Freedom and certain other members of its senior management have entered into employment agreements with IndyMac, contingent upon the closing of the transaction.

IndyMac’s Board of Directors has unanimously approved the transaction. The transaction is expected to close in the second or third quarter pending the satisfaction of certain closing conditions, including regulatory approvals.

Highlights

•	Accretive to IndyMac’s earnings per share in first year

•	Financial Freedom is the recognized industry leader with the largest market share in the reverse mortgage business in the U.S.

•	93% of the loans are FHA-insured and sold to Fannie Mae

•	Reverse mortgage loans produced by Financial Freedom in 2003 totaled $976 million

•	Proprietary technology platforms for point-of-sale loan origination and loan servicing

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•	Acquisition of a distinctive “niche” product that complements IndyMac’s core single-family lending business

Reverse mortgages are non-recourse, predominantly FHA-insured mortgages that allow homeowners age 62 or older to convert home equity to cash. Fannie Mae is the primary investor in these loans today. The reverse mortgage product is becoming an increasingly popular vehicle among senior citizens seeking to access the equity in their home for income replacement, home maintenance/repair, healthcare funding and estate planning. The product is attractive due to several compelling features, which include: no recourse to the borrower, no repayment during the borrower’s occupancy of the home, and a repayment amount that cannot exceed the value of the home (after costs of sale). Any excess equity remains the property of the borrower or the borrower’s estate. Each loan requires counseling by an independent FHA-approved counselor prior to the completion of the transaction. Given the demographics of the senior population and increasing product awareness, industry experts forecast reverse mortgage growth of 60%+ near term and 20% compounded annual growth through 2015.

“This acquisition makes us the number one ranked provider of reverse mortgages in the U.S., a rapidly growing segment of the mortgage market. Financial Freedom fits perfectly with our strategic plan to remain focused on our core competency in the single-family residential mortgage industry while increasing our market share through geographic expansion and distinctive niche products,” commented Michael W. Perry, IndyMac’s Chairman and Chief Executive Officer.

James Mahoney, Financial Freedom's Chief Executive Officer stated, “We are excited about becoming a part of IndyMac. Through the due diligence process our management teams have gotten to know each other’s operations well and we believe that there are significant synergies that can be achieved through this transaction. With their exclusive focus on mortgage lending, IndyMac has the resources and scale to help us achieve our goals of reaching the next level of success.”

Financing of the Transaction
 Management expects this transaction to permanently deploy approximately $50 million to $60 million of regulatory capital. IndyMac has a variety of means to finance this capital deployment including the issuance of common stock from its effective shelf registration, or the issuance of trust preferred securities.

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“The Financial Freedom acquisition is expected to be accretive to IndyMac’s EPS within 12 months of closing, assuming 100% of the permanent capital deployment is funded with newly issued equity. Due to purchase accounting issues, the transaction is expected to be a few cents dilutive in the first full quarter of operations following closing, but significantly accretive thereafter,” commented Mr. Perry.

Morgan Stanley acted as IndyMac’s financial advisor and Alston & Bird acted as IndyMac’s legal counsel on this transaction.

Conference Call
 On Thursday, May 6, 2004, at 3:00 P.M. EDT (12:00 PDT), Michael W. Perry, Chairman and Chief Executive Officer, will host a live Webcast and conference call to discuss the Financial Freedom acquisition followed by a question and answer session. A slide presentation will accompany the Webcast/conference call and will be available via IndyMac Bank’s home page at www.indymacbank.com.

If you would like to participate:

•	Internet Webcast Access: http://www.indymacbank.com

•	The telephone dial-in number is (877) 502-9273, access code # 479237

•	The replay number is (888) 203-1112, access code # 479237

To participate on the call, please dial in 15 minutes prior to the scheduled start time. The conference call will be replayed continuously beginning two hours after the call on May 6th through May 13th and will be available on IndyMac’s Website at www.indymacbank.com.

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IndyMac Bancorp, Inc. is the holding company for IndyMac Bank, the largest savings and loan in Los Angeles and the 10th largest nationwide (based on assets). Through its hybrid thrift/mortgage bank business model, IndyMac is in the business of designing, manufacturing, and distributing cost-efficient financing for the acquisition, development and improvement of single-family homes. IndyMac also provides financing secured by single-family homes to facilitate consumers’ personal financial goals and strategically invests in single-family mortgage related assets.

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IndyMac utilizes its award-winning e-MITS® technology platform to facilitate automated underwriting, risk-based pricing and rate lock of home loans on a nationwide basis via the Internet at the point of sale. IndyMac provides mortgage products and services through its business relationship division, IndyMac Mortgage Bank, and its consumer direct division, IndyMac Consumer Bank and invests in certain of its mortgage loan production and mortgage servicing for long-term returns through its Investment Portfolio and Home Equity Divisions. IndyMac’s mortgage website is ranked the number one overall mortgage website by Watchfire® GomezPro™, an internet quality measurement firm, a position it has held for seven of eight measurement periods since Fall 2000.

IndyMac Bank also offers a wide array of Web-enhanced banking services, including deposits, competitive CD and money market accounts, and online bill payment services. IndyMac Bank is FDIC insured.

IndyMac’s total annualized return to shareholders for the period 1993 through April 30, 2004 of 24%, under its current management team, has exceeded the comparable returns of 13% and 11% for the Dow Jones Industrial Average and S&P 500, respectively, for the same period.

For more information about IndyMac and its affiliates, or to subscribe to the Company’s Email Alert feature for notification on Company news and events, please visit our Website at www.indymacbank.com.

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FORWARD-LOOKING STATEMENTS
 Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “forecast,” “intend,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the Company’s hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of IndyMac; credit risks with respect to our loans and other financial assets; the impact of changes in financial accounting standards; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac’s lenders and from loan sales and securitizations, to fund mortgage loan originations and portfolio investments; the execution of IndyMac’s growth plans and ability to gain market share in a significant market transition; the integration of Financial Freedom into the operations of IndyMac; the impact of current, pending or future legislation and regulations; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K.

While all of the above items are important, the highlighted items represent those that in management’s view merit increased focus given current conditions.

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